                                                                     Exhibit 4.6



                            DOMINION RESOURCES, INC.
                                     Issuer

                                       TO

                            THE CHASE MANHATTAN BANK
                                    Trustee

                              ____________________

                      ____________ Supplemental Indenture

                         Dated as of __________, 20__

                             ____________________

                                   $________

                      ________ Series __ __% Senior Notes

                               Due _______, 20__

                              TABLE OF CONTENTS*


                                   ARTICLE I
                     _____ SERIES __ __% SENIOR NOTES DUE

SECTION 101.    Establishment.....................................   1
SECTION 102.    Definitions.......................................   2
SECTION 103.    Payment of Principal and Interest.................   5
SECTION 104.    Denominations.....................................   6
SECTION 105.    Global Securities.................................   6
SECTION 106.    Redemption........................................   6
SECTION 107.    Sinking Fund......................................   7
SECTION 108.    Additional Interest...............................   7
SECTION 109.    Paying Agent......................................   8

                                  ARTICLE II
                           MISCELLANEOUS PROVISIONS

SECTION 201.    Recitals by Company...............................  10
SECTION 202.    Ratification and Incorporation of Original
                Indenture.........................................  11
SECTION 203.    Executed in Counterparts..........................  11
SECTION 204.    Assignment........................................  11

____________________
     *This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS __________ SUPPLEMENTAL INDENTURE is made as of the _____ day of __________, 20___, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                             W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 2000, as heretofore supplemented and amended (the "Original Indenture"), with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this _____________ Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this ____________ Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

            _______ SERIES __ __% SENIOR NOTES DUE __________, ____

     SECTION 101. Establishment. There is hereby established a new series of
                  -------------
Securities to be issued under the Indenture, to be designated as the Company's _____ Series __ __% Senior Notes Due _________, 20__ (the "Series __ Senior Notes").


     There are to be authenticated and delivered $____ ,000,000 principal amount of Series __ Senior Notes, and such principal amount of the Series __ Senior Notes may be increased from time to time pursuant to Section 301(2) of the Indenture. All Series __ Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any

Holder, for issuances of additional Series __ Senior Notes. Any such additional Series __ Notes will have the same interest rate, maturity and other terms as those initially issued. Further Series __ Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306 or 905 of the Original Indenture.

     The Series __ Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto.
                                                           ---------
The entire initially issued principal amount of the Series __ Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

     The form of the Trustee's Certificate of Authentication for the Series __ Senior Notes shall be in substantially the form set forth in Exhibit B hereto.
                                                             ---------

     Each Series __ Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

       SECTION 102. Definitions. The following defined terms used herein shall,
                    -----------
unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "Adjusted Treasury Rate" means, with respect to any Redemption Date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.]

     "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

     [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series __ Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series __ Senior Notes].

     [FIRST ALTERNATIVE - OPTIONAL REDEMPTION "Comparable Treasury Price" means
(i) the average of five Reference Treasury Dealer Quotations for any Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.]

     [FIRST ALTERNATIVE - OPTIONAL REDEMPTION "Independent Investment Banker" means _______________ and its successors as selected by the Company, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.]

     "Interest Payment Dates" means _____________ and _____________ of each year, commencing on _____________, 20__.

     ["Lien" means any mortgage, lien, pledge, security interest or other encumbrance of any kind.]

     ["Material Subsidiary" means a Subsidiary of the Company whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of the Company on a consolidated basis; provided, however, that in no event shall Dominion Capital, Inc. be included as a Material Subsidiary.]

     [OPTIONAL REDEMPTION - "Optional Redemption Price" has the meaning specified in Section 1.6]

     "Original Issue Date" means ___________, 20__.

     "Outstanding", when used with respect to the Series __ Senior Notes, means, as of the date of determination, all Series __ Senior Notes, theretofore authenticated and delivered under the Indenture, except:

          (i) Series __ Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Series __ Senior Notes for whose payment at Maturity the necessary amount of money or money's worth has been theretofore deposited (other than pursuant to Section 402 of the Original Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series __ Senior Notes.

          (iii) Series __ Senior Notes with respect to which the Company has effected defeasance or covenant defeasance has been effected pursuant to Section 402 of the Original Indenture; and

          (iv) Series __ Senior Notes that have been paid pursuant to Section 306 of the Original Indenture or in exchange for or in lieu of which other Series __ Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series __ Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series __ Senior Notes are held by a bona fide purchaser in whose hands such Series __ Senior Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series __ Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Series __ Senior Notes for quorum purposes, Series __ Senior Notes owned by the Company or any other obligor upon the Series
__ Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series __ Senior Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Series __ Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Series __ Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series __ Senior Notes or an Affiliate of the Company or such other obligor.

     ["Principal Property" means any plant or facility of the Company located in the United States that in the opinion of the Board of Directors or management of the Company is of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as whole.]

     [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "Reference Treasury Dealer" means: (i) ____________ and its successors; provided that, if _____________ ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer; and (ii) up to four other Primary Treasury Dealers selected by the Company.]

     [FIRST ALTERNATIVE - OPTIONAL REDEMPTION "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.]

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series __ Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15/th/ calendar day (whether or not a Business Day) preceding such Interest Payment Date.

     [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "Remaining Life" means the remaining term of such Series __ Senior Notes.]

     "Stated Maturity" means ___________, 20__.

     Section 103. Payment of Principal and Interest. The principal of the Series
                  ---------------------------------
__ Senior Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series __ Senior Notes shall bear interest at the rate of __% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series __ Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series __ Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Original Indenture), notice whereof shall be given to Holders of the Series __ Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series __ Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Series __ Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series __ Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series __ Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal and interest on the Series __ Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series __ Senior Notes being made upon surrender of such Series
__ Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series __ Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

     SECTION 104. Denominations. The Series __ Senior Notes may be issued in
                  -------------
denominations of $________, or any integral multiple thereof.

     SECTION 105. Global Securities. The Series __ Senior Notes will be issued
                  -----------------
initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series __ Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series __ Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series __ Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Series __ Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series __ Senior Notes registered in such names as the Depositary shall direct.

     SECTION 106. [Redemption
                   ----------

     [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - The Series __ Senior Notes are redeemable, in whole or in part, at any time, and at the option of the Company, at a Redemption Price ("Optional Redemption Price") equal to the greater of:

     (i) 100% of the principal amount of Series __ Senior Notes then Outstanding to be so redeemed, or

     (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus ______ basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.]

[SECOND ALTERNATIVE - OPTIONAL REDEMPTION - The Company shall have the option to redeem the Series __ Senior Notes at any time on or after ____________, 20__, in whole or in part, at a redemption price (the "Optional Redemption Price") equal to 100% of the principal amount of the Series __ Senior Notes plus accrued and unpaid interest thereon to but excluding the redemption date.] [The Optional Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 11:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.]

     Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Series __ Senior Notes or portions thereof called for redemption.

     In the event of the redemption of the Series __ Senior Notes in part only, a new Series __ Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

     Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.]

     SECTION 107. Sinking Fund. The Series __ Senior Notes shall not have a
                  ------------
sinking fund.

     SECTION 108. Additional Interest. Any principal of and installment of
                  -------------------
interest on the Series __ Senior Notes that is overdue shall bear interest at the rate of __% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

     SECTION 109. Paying Agent. The Trustee shall initially serve as Paying
                  ------------
Agent with respect to the Series __ Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

     SECTION 110. [Limitation on Liens. The Company will not, while any of the
                   -------------------
Series __ Senior Notes remain Outstanding, create, or suffer to be created or to exist, any Lien upon any Principal Property of the Company or upon any shares of stock of any Material Subsidiary of the Company, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any indebtedness for borrowed money of the Company, unless it shall make effective provision whereby the Series __ Senior Notes then Outstanding shall be secured by such Lien equally and ratably with any and all indebtedness for borrowed money thereby secured so long as any such indebtedness shall be so secured; provided, however, that nothing in this Section shall be construed to prevent the Company from creating, or from suffering to be created or to exist, any Liens, or any agreements, with respect to:

     (1) purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances of any kind upon property hereafter acquired by the Company, or Liens of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including Liens which exist on any property or any shares of stock of a Person which is consolidated with or merged with or into the Company or which transfers or leases all or substantially all of its properties to the Company), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired; provided, however, that no such Lien shall extend to or cover any other property of the Company;

     (2) Liens upon any property of the Company or any shares of stock of any Material Subsidiary of the Company existing as of the date of the initial issuance of the Series __ Senior Notes or upon the shares of stock of any corporation, which Liens existed at the time such corporation became a Material Subsidiary of the Company; liens for taxes or assessments or other governmental charges or levies; pledges to secure other governmental charges or levies; pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party; pledges or deposits to secure public or statutory obligations of the Company; builders', materialmen's, mechanics', carriers', warehousemen's, workers', repairmen's, operators', landlords' or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings; liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred; liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements); leases made, or existing on property acquired, in the ordinary course of business; liens securing industrial revenue or pollution control bonds; liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of the Company, including the Series __ Senior Notes; liens created in connection with, and created to secure, a non-recourse obligation; zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property for the purpose of such business;

     (3) Liens in favor of the United States, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type;

     (4) indebtedness which may be issued by the Company in connection with a consolidation or merger of the Company or any Material Subsidiary of the Company with or into any other Person (which may be an Affiliate of the Company or any Material Subsidiary of the Company) in exchange for or otherwise in substitution for secured indebtedness of such Person ("Third Party Debt") which by its terms (i) is secured by a mortgage on all or a portion of the property of such Person, (ii) prohibits secured indebtedness from being incurred by such Person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (iii) prohibits secured indebtedness from being incurred by such Person;

     (5) indebtedness of any Person which is required to be assumed by the Company in connection with a consolidation or merger of such Person, with respect to which any property of the Company is subjected to a Lien;

     (6) Liens of any kind upon any property acquired, constructed, developed or improved by the Company (whether alone or in association with others) after the date of the initial issuance of the Series __ Senior Notes which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Company other than theretofore unimproved real property;

     (7) Liens in favor of the Company, one or more Material Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing in combination;

     (8) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to above in clauses (1) through (7) inclusive, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

     (9) any other Lien not excepted by the foregoing clauses (1) through (8); provided that immediately after the creation or assumption of such Lien, the aggregate principal amount of indebtedness for borrowed money of the Company secured by all Liens created or assumed under the provisions of this clause (9) shall not exceed an amount equal to 10% of the common shareholders' equity of the Company, as shown on its consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such Lien.

     This Section 110 has been included in this __________ Supplemental Indenture expressly and solely for the benefit of the Series __ Senior Notes and shall be subject to covenant defeasance pursuant to Section 402(3) of the Original Indenture.]


                                  ARTICLE II
                           MISCELLANEOUS PROVISIONS

     SECTION 201. Recitals by Company. The recitals in this _____________
                  -------------------
Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series __ Senior Notes and of this _____________ Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. As
                  ----------------------------------------------------
supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this _____________ Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203. Executed in Counterparts. This _____________ Supplemental
                  ------------------------
Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 204. Assignment. The Company shall have the right at all times to
                  ----------
assign any of its rights or obligations under the Indenture with respect to the Series __ Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

                                            DOMINION RESOURCES, INC.



                                            By:______________________________

                                            Name:____________________________

                                            Title:___________________________


                                            THE CHASE MANHATTAN BANK, as Trustee



                                            By:______________________________

                                            Name:____________________________

                                            Title:___________________________

                                   EXHIBIT A


                                    FORM OF
                      ________ SERIES __ __% SENIOR NOTE,
                             DUE ___________, 20__


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.,] HAS AN INTEREST HEREIN.]**

     [THIS SERIES __ SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES __ SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES __ SENIOR
NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**



                        ==============================
                           DOMINION RESOURCES, INC.
                        ==============================
                                 $___________
                     _________ SERIES __ __% SENIOR NOTE,
                            DUE ____________, 20__

No. ____                                                 CUSIP No. _____________

     Dominion Resources, Inc., a corporation duly organized and existing under the laws of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]**, or registered assigns
(the "Holder"), the principal sum of ____________ Dollars ($_____) on ______________, 20__ and to pay interest thereon from ___________, 20__ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on _________, and ___________ of each year, commencing on __________, 20__, at the rate of __%

________________________________
** Insert in Global Securities.

per annum, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of __% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series __ Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series __ Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15/th/ calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series __ Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series __ Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series __ Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payments of interest on the Series __ Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series __ Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series __ Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal of and interest on this Series __ Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series __ Senior Note being made upon surrender of such Series __ Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     Reference is hereby made to the further provisions of this Series __ Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series __ Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:                                      Dominion Resources, Inc.


                                            By:_________________________

                                            Name:_______________________

                                            Title:______________________


                      [REVERSE OF SERIES ___ SENIOR NOTE]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2000, as heretofore supplemented and amended and as further supplemented by a _____________ Supplemental Indenture dated as of ____________, 20__ (collectively, as amended or supplemented from time to time, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the "Series __ Senior Notes") which is unlimited in aggregate principal amount.

     The Series __ Notes are redeemable, in whole or in part, [FIRST ALTERNATIVE
- at any time] [SECOND ALTERNATIVE - OPTIONAL REDEMPTION - at any time on or after __________, 20__,] in the manner and with the effect provided in the Indenture.

     If an Event of Default with respect to Series __ Senior Notes shall occur and be continuing, the principal of the Series __ Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series __ Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this

Series __ Senior Note and of any Series __ Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series __ Senior Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Series __ Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series __ Senior Notes, the Holders of not less than a majority in principal amount of the Series __ Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Series __ Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series __ Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

     No reference herein to the Indenture and no provision of this Series __ Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series __ Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series __ Senior Note is registrable in the Security Register, upon surrender of this Series __ Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series __ Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series __ Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Series __ Senior Notes are issuable only in registered form without coupons in denominations of $__________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series __ Senior Notes are exchangeable for a like aggregate principal amount of Series __ Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series
__ Senior Note or Series __ Senior Notes to be exchanged at the office or agency of the Company.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Series __ Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series __

Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Series __ Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                as tenants in common

TEN ENT -                as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -      ________________________________ Custodian for
                         (Cust)

                         ________________________________
                         (Minor)

                         Under Uniform Gifts to Minors Act of

                         ________________________________
                         (State)

Additional abbreviations may also be used though not on the above list.
______________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

_______________________________________________________________________________.

    (please insert Social Security or other identifying number of assignee)

_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Series __ Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.



_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.

agent to transfer said Series __ Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____

                                     __________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                   EXHIBIT B
                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         THE CHASE MANHATTAN BANK,
                                         as Trustee

                                         By: ________________________________
                                             Authorized Officer